UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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XL CAPITAL LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0191089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11

(Address of principal executive offices and zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
10.75% Equity Security Units	The New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

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Securities Act registration statement file number to which this form relates (if applicable): 333-130036

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

Item 1:	Description of Registrant's Securities to be Registered.

The description of XL Capital Ltd’s (the “Company” or the “Registrant”) securities to be registered is herein incorporated by reference to the information set forth under the captions “Description of the Equity Security Units” and “Description of the Senior Notes” in the Prospectus Supplement dated July 29, 2008 and under the captions “Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units,” “Description of XL Capital Debt Securities” and “Description of XL Capital Ordinary Shares” in the accompanying Prospectus dated December 1, 2005, as filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2008 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2:	Exhibits.

The following exhibits are filed as a part of this registration statement:
Exhibit No.	Description
1.1

Underwriting Agreement, dated July 29, 2008, by and among the Registrant and Goldman, Sachs & Co., UBS Investment Bank and the other underwriters named on Schedule I thereto, as Underwriters, incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K, filed by the Registrant with the Commission on July 31, 2008.

4.1

Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-116245) filed on June 7, 2004.

4.2

Fifth Supplemental Indenture, dated August 5, 2008, to the Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by the Registrant with the Commission on August 5, 2008.

4.3

Purchase Contract Agreement, dated August 5, 2008, between the Registrant and The Bank of New York Mellon, as Purchase Contract Agent, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed by the Registrant with the Commission on August 5, 2008.

4.4

Pledge Agreement, dated August 5, 2008, by and among the Registrant and The Bank of New York Mellon, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed by the Registrant with the Commission on August 5, 2008.

4.5	Form of Normal Units Certificate (included in Exhibit 4.3 hereto).
4.6	Form of Stripped Units Certificate (included in Exhibit 4.3 hereto).
4.7	Form of Senior Note (included in Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   August 5, 2008

XL CAPITAL LTD (Registrant)

By:	/s/ Kirstin Romann Gould
	Name:	Kirstin Romann Gould
	Title:	General Counsel and Secretary